LIMITED POWER OF ATTORNEY FOR FILINGS UNDER
THE SECURITIES ACT OF 1933, AS AMENDED, AND THE SECURITIES AND
EXCHANGE ACT OF 1934, AS AMENDED

Know all by these presents, that I hereby constitute and appoint Joel J. Agena and Andrew S.
Pascal, or any one of them, with full power of substitution, as the undersigned's true and lawful attorneys-in-fact and agents to:

1) To execute and file for and on my behalf, individually and as Trustee of the Judy K. Mencher Trust, 2014, in my capacity as one or more of an officer, director, or significant stockholder of PLAYSTUDIOS, Inc., or any of its subsidiaries or affiliated entities (collectively, the "Company"), reports or other filings under Section 16 of the Securities Exchange Act of 1934, as amended, and the rules thereunder, including without limitation, Forms 3, 4 and 5, including any amendments, corrections, supplements or other changes thereto, and a Form ID and any submissions or applications for codes, passwords and CIK or other identifier;

2) To do and perform any and all acts for and on behalf of me which you (in your sole discretion) determine may be necessary or desirable to complete and execute any such reports or other filings and timely file same with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

3) To take any other action of any type whatsoever in connection with the foregoing which, in the sole opinion of such Attorney-in-Fact, may be of benefit to, in the interest of, or legally required by me, it being understood that the documents executed by such Attorney-in- Fact on behalf of me pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such Attorney-in- Fact's discretion.

I hereby grant to each Attorney-in-Fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done (in such Attorney-in-Fact's sole discretion) in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that the Attorneys-in-Fact shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. I acknowledge that the Attorneys-in-Fact, in serving in such capacity at my request, are not assuming, nor is the Company assuming, any of my responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.

This Power of Attorney shall remain in full force and effect until I am no longer subject to Section 16 of the Securities Exchange Act of 1934 with respect to the my holdings of and transactions in securities issued by the Company, unless earlier revoked by me in a signed writing delivered to the Attorneys-in-Fact.

Liability. Each Attorney-in-Fact shall have no liability or obligation with respect to the powers granted herein except for and to the extent of such Attorney-in-Fact's willful misconduct. In no event shall any Attorney-in-Fact be liable for incidental, indirect, special, consequential or punitive damages.

Severability. The provisions of this Power of Attorney shall be deemed severable, and the invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision hereof; provided that if any provision of this Power of Attorney, as applied to me or to any Attorney-in-Fact or any circumstance, is adjudged by any governmental body, arbitrator or mediator not to be enforceable in accordance with its terms, then such governmental body, arbitrator or mediator shall have the power to modify the provision in a manner consistent with the objectives of this Power of Attorney such that it is enforceable, and/or to delete specific words or phrases, and in it its reduced1form, such provision shall be enforceable and shall be enforced, but in any case, only to the extent required to make such provision enforceable.

Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT UNDER, AND SHALL BE CONSTRUED, INTERPRETED AND GOVERNED BY AND ACCORDING TO, THE LAWS OF THE STATE OF DELAWARE EXCLUDING ANY CONFLICT OF LAWS PRINCIPLE WHICH, IF APPLIED, MIGHT PERMIT OR REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

IN WITNESS WHEREOF, I have executed this Power of Attorney as of June 11, 2021.

/s/ Judy K. Mencher
Judy K. Mencher

WITNESS
/s/ Nicole Polaski
Nicole Polaski
Date: June 11, 2021